EXHIBIT 10.20

NOTE AMENDMENT AGREEMENT

THIS NOTE AMENDMENT AGREEMENT (this “Agreement”) is entered into on August 19, 2016 (the “Execution Date”) by and between RLJ Entertainment, Inc., a Nevada corporation (“Borrower”), JH Investment Partners III, LP, JH Partners Evergreen Fund, LP, JH Investment Partners GP Fund III, LLC, and Forrestal, LLC (each a “Holder,” and collectively, “Holders”). Holders and Borrower shall be referred to herein as the “Parties.”

RECITALS

A.

Borrower executed certain Unsecured Subordinated Promissory Notes in favor of each Holder as more fully set forth on Exhibit A to this Agreement (collectively, the “Outstanding Notes”). The balance of the Outstanding Notes as of the date of this Agreement is set forth on Exhibit A. Capitalized terms used and not defined herein have the meanings set forth in the Outstanding Notes.

B.

Concurrent with the execution of this Agreement, the Company is entering into that certain Investment Agreement (the “Investment Agreement”) with [INVESTOR], a Delaware corporation (the “Investor”) whereby the Investor will extend a senior secured loan to the Company (the “Senior Secured Loan”) and the Company will issue to the Investor a warrant (the “Warrant”) granting the Investor rights to convert the Senior Secured Loan into Common Stock; and

C.

In connection with entering into the Investment Agreement, the Company has requested that the Holders (i) consent to certain amendments of the Outstanding Notes and (ii) waive any defaults under the Outstanding Notes and the right to exercise remedies in connection with any Change of Control arising from the Warrant.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1.Amendment of Notes.  The Holders hereby consent to the amendment of the terms of the Outstanding Notes as set forth on Exhibit B attached hereto (the Outstanding Notes as so amended, the “Amended Notes”).

2.Consent and Waiver of Default. Upon the execution of this Agreement, Holders hereby consent to the execution of the Investment Agreement and the transactions contemplated thereby, and irrevocably and unconditionally waive any existing defaults, Events of Default (as defined in the Outstanding Notes) under the Outstanding Notes (the “Existing Defaults”) or any right to exercise remedies upon a Change of Control in connection with the issuance or subsequent exercise of the Warrant; provided, however, that such waiver shall in no way obligate Holders to provide any further waiver of any other default or Event of Default (whether similar or dissimilar, including any further default or Event of Default resulting from a failure to comply with the terms of the Amended Notes). Other than in respect of the Existing Defaults, this waiver shall not preclude the future exercise of any right, power, or privilege available to Holders whether under the Amended Notes or otherwise.

3.Conditions.  The Parties specify the following conditions to the effectiveness of the Amended Notes and the above consent and waiver.

(a)Execution and Delivery of this Agreement. Each Party shall have executed and delivered this Agreement.

(b)Investment Agreement Closing. The closing of the Investment Agreement shall be held concurrently with the closing under this Agreement.

4.Miscellaneous.

(a)Counterparts. This Agreement may be executed in counterparts, by the Parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt by telecopy, facsimile or email transmission of any executed signature page to this Agreement shall constitute effective delivery of such signature page.

(b)Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

(c)Governing Law. The validity of this Agreement, the construction, interpretation, and enforcement hereof, the rights of the parties hereto with respect to all matters arising hereunder or related hereto, and any claims, controversies or disputes arising hereunder or related hereto shall be determined under, governed by, construed and enforced in accordance with the laws of the State of New York.

*Signatures on Next Page*

IN WITNESS WHEREOF, the Parties have executed this Note Amendment Agreement as of the Execution Date set forth above.

BORROWER

RLJ ENTERTAINMENT, INC.,

By:/s/ MIGUEL PENELLA
Name: Miguel Penella
Title: Chief Executive Officer

HOLDERS

FORRESTAL, LLC

By: JH Evergreen Management, general partner

By: /s/STEPHEN BAUS
Name: Stephen Baus
Title: Manager

JH PARTNERS EVERGREEN FUND, LP

By: JH Evergreen Management, general partner

By: /s/STEPHEN BAUS
Name: Stephen Baus
Title: Manager

JH INVESTMENT PARTNERS III, LP

By: JH Evergreen Management, general partner

By: /s/STEPHEN BAUS
Name: Stephen Baus
Title: Manager

JH INVESTMENT PARTNERS GP FUND III, LLC

By: JH Evergreen Management, general partner

By: /s/STEPHEN BAUS
Name: Stephen Baus
Title: Manager

EXHIBIT A

Post Conversion Subordinated Debt Balance as of May 15, 2016

Note Holder	10/3/2012 Original Note	5/15/2013 Interest Note	5/15/2014 Interest Note	5/15/2015 Interest Note	5/15/2016 Interest Note	TOTAL

JH Partners Evergreen Fund, LP	$4,864,745.14	$79,376.42	$326,312.02	$347,848.62	$46,994.59	$5,665,276.79

Forrestal LLC	$651,244.16	$10,626.13	$43,683.44	$46,566.55	$6,291.17	$758,411.45

JH Investment Partners III, LP	$657,940.60	$10,735.40	$44,132.62	$47,045.37	$6,355.86	$766,209.84

JH Investment Partners GP Fund III, LLC	$302,342.85	$4,933.23	$20,280.22	$21,618.72	$2,920.70	$352,095.71

John Avagliano	$158,893.28	$2,592.61	$10,658.07	$11,361.50	$1,534.95	$185,040.41

Ray Gagnon	$19,861.66	$324.08	$1,332.26	$1,420.19	$191.87	$23,130.05

Producers Sales Organization	$337,648.22	$5,509.29	$22,648.40	$24,143.19	$3,261.76	$393,210.86

Theodore S. Green	$397,233.20	$6,481.52	$26,645.17	$28,403.75	$3,837.37	$462,601.01

Taylor Rettig	$10,090.91	$164.65	$676.87	$721.54	$97.48	$11,751.45

Outstanding Balance	$7,400,000.00	$120,743.33	$496,369.06	$529,129.42	$71,485.75	$8,617,727.56

EXHIBIT B

Amendments to Outstanding Notes

1.

In each Outstanding Note, the words “payable on the date (the “Maturity Date”) that is six months after the latest original stated maturity date of the McLarty Loan (as defined below) as set forth in that certain Credit and Guaranty Agreement, dated as of September 11, 2014, (as same may be amended, modified, supplemented and/or restated from time to time, including any refinancing thereof in whole or in part, the “Credit Agreement”), by and between the Borrower, the other borrowers and the guarantors party thereto, the Lenders party thereto and McLarty Capital Partners SBIC, L.P. as Administrative Agent (the loans, indebtedness and other obligations thereunder from time to time being hereafter collectively referred to as the “McLarty Loan”, which term includes any refinancings, renewals or replacements of the foregoing (including, without limitation, any refinancings, renewals or replacements provided by different lenders or a different administrative agent)),” shall be deleted in its entirety and replaced with the following:

“payable in the amounts and on the Payment Dates (as defined below) set forth in Section 1.1 hereof,”

2.	The last sentence of the first paragraph of each Outstanding Note is hereby deleted.

3.	The following definition shall be added to each Outstanding Note, in appropriate alphabetical order:

“AMC Loan” shall mean the loans and other obligations under the Credit Agreement.”

“Credit Agreement” shall mean that certain Credit and Guaranty Agreement, dated as of [●], 2016, (as same may be amended, modified, supplemented and/or restated from time to time, including any refinancing thereof in whole or in part), by and between the Borrower, the other borrowers and the guarantors party thereto, the lenders party thereto and [AMC] as administrative agent and collateral agent.”

4.	Each reference in each Outstanding Note to the “McLarty Loan” shall be deleted and replaced with the phrase “AMC Loan”.

5.	Section 1.1 of each Outstanding Note shall be deleted in its entirety and replaced with the following:

“Borrower shall pay to the Holder an amount in cash representing the Principal Amount outstanding on the following payment dates (each, a “Payment Date”) in the respective amounts set forth opposite such dates, together with all accrued and unpaid Interest on such Principal Amount.  To the extent that the principal amount under any Note is paid on or before the payment dates listed below, then the proportion of the Principal Amount paid hereunder shall not be less than the proportion of principal paid on the other Notes.”

Payment Date	Principal Amount
September 30, 2017	25% of the Principal Amount outstanding as of [CLOSING DATE]
December 31, 2017	25% of the Principal Amount outstanding as of [CLOSING DATE]
March 31, 2018	25% of the Principal Amount outstanding as of [CLOSING DATE]
July 31, 2018	The remaining Principal Amount[1]

6.	Section 3.2 of each Outstanding Note shall be deleted in its entirety and replaced with the following:

“Upon the occurrence of any Event of Default and at all times thereafter during the continuance thereof, or in the event of any Change of Control: (a) subject to the terms of the Subordination Agreement, at the option of the Requisite Holders exercised by written notice to the Borrower, all obligations under this Note and/or any other Notes shall become immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are expressly waived, (b) this Note shall bear interest at the default rate provided above, and (c) subject to the terms of the Subordination Agreement and any limitations imposed by any subordination agreement required under Section 5.3 below, the Holder may file suit against the borrower on this Note; provided, however, that (i) in the case of Sections 3.1(d) and 3.1(e) above and (ii) in the event that Borrower fails, over two consecutive Payment Dates, to pay the Principal Amounts set forth in Section 1.1, all obligations under this Note and/or any other Notes (including the payment of default interest) shall be automatically due and payable, regardless of any action or forbearance in respect of any prior or ongoing Event of Default which may be inconsistent with such automatic acceleration.”

[1]	Because the Principal Amount will increase in 2017 and 2018 due to the issuance of Interest Notes, the final payment under this schedule will be higher than the other principal payments.